UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2016

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)

(608) 238-8008
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Business Financial Services, Inc. (the “Company”) and Pamela Berneking mutually agreed to terminate Ms. Berneking’s employment effective October 1, 2016. Ms. Berneking served as President and CEO of Alterra Bank, one of the Company’s wholly owned bank subsidiaries. Ms. Berneking will receive severance payments in accordance with the terms of her previously disclosed employment agreement. David Seiler, Chief Operating Officer of First Business Financial Services, Inc. has been appointed interim President and CEO of Alterra Bank and will assume Ms. Berneking’s duties and responsibilities while the Company searches for Ms. Berneking’s replacement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: October 4, 2016	By:	/s/ Barbara M. Conley
Barbara M. Conley
General Counsel